EXHIBIT 2.1
                                MERGER AGREEMENT







                          AGREEMENT AND PLAN OF MERGER
                                     BY AND
                                      AMONG


                               DELIVERY NOW CORP.
                             A DELAWARE CORPORATION,
                             DLVN ACQUISITION, INC.,
                             A DELAWARE CORPORATION


                                       AND


                          CANONLINE GLOBAL MEDIA, INC.
                            A WASHINGTON CORPORATION


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
                         LIST OF SCHEDULES AND EXHIBITS
                                       TO
                          AGREEMENT AND PLAN OF MERGER

SCHEDULES

Company  Disclosure  Schedule
CGMI  Disclosure  Schedule

EXHIBITS

Exhibit  6.1(a)(1)  Company  Certified  Resolutions
Exhibit  6.1(a)(2)  Acquisition  Certified  Resolutions
Exhibit  6.1(b)     Opinion  of  Counsel  to  the  Company
Exhibit  6.1(f)(1)  Company  Officer's  Certificate
Exhibit  6.1(f)(2)  Acquisition  Officer's  Certificate
Exhibit  6.2(a)     CGMI  Certified  Resolutions
Exhibit  6.2(b)     Opinion  of  CGMI  counsel
Exhibit  6.2(e)     CGMI  Officer's  Certificate


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
     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 3, 2003, by and among Delivery Now Corp., a Delaware corporation (the "Company"), DLVN Acquisition, Inc., a Delaware corporation ("Acquisition") and CanOnline Global Media, Inc., a Washington corporation ("CGMI").

                                    RECITALS

     WHEREAS, the Company and CGMI desire to merge Acquisition with and into CGMI whereby CGMI shall be the surviving entity pursuant to the terms and conditions set forth herein and whereby the transaction is intended to qualify as a tax free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "IRC"), to the extent permitted by applicable law;

     WHEREAS, in furtherance of such combination, the Boards of Directors of the Company, Acquisition and CGMI have each approved the merger of Acquisition with and into CGMI (the "Merger"), upon the terms and subject to the conditions set forth herein, in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL") and the Washington Business Corporation Act (the "WBCA").

     WHEREAS, the stockholders of CGMI desire to exchange all of their shares of the capital stock of CGMI (the "CGMI Capital Stock") for shares of the capital stock of the Company (the "Company Capital Stock") as a tax free reorganization pursuant to Section 368(a) of the IRC, to the extent permitted by applicable law;

     WHEREAS, CGMI has issued 7.25% Convertible Debentures Due January 28, 2004 in the aggregate principal amount of Six Hundred Thousand Dollars ($600,000) (the "CGMI Debentures") are convertible into shares of CGMI common stock par value $0.001 per share (the "CGMI Common Stock") pursuant to the terms of the CGMI Debentures and the Purchase Agreement (as defined below) and upon the consummation of the Merger CGMI Debentures in the aggregate principal amount of Two Hundred Thousand ($200,000) will be convertible into an equivalent number of shares of the Company's common stock, par value $0.0001 per share (the "Company Common Stock") (the "Company Underlying Shares") and the balance of CGMI Debentures in the aggregate principal amount of Four Hundred Thousand Dollars ($400,000) will be redeemed by the Company sometime after the Merger is consummated;

     WHEREAS, CGMI has issued and outstanding fourteen million eight hundred eighty six thousand seven hundred and two (14,886,702) options to acquire shares of CGMI Common Stock (the "CGMI Options"), and the Company and CGMI desire that upon the effectiveness of the Merger that the CGMI Options be converted into options to acquire Company Common Stock (the "Company Options");

     WHEREAS, upon the effectiveness of the Merger and pursuant to the terms of this Agreement, the Company Underlying Shares will be substituted for the CGMI Underlying Shares, the Company will assume the obligations, jointly and severally, with CGMI under the CGMI Debentures and the Company will assume the obligations of CGMI under that certain Convertible Debenture Purchase Agreement dated January 28, 2003 between CGMI and the Debenture Holders (the "Debenture Holders") (the "Purchase Agreement") and CGMI will be released from certain of such obligations; and


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
     WHEREAS, simultaneously with the Merger the Company desires to transfer all of the capital stock (the "BMW Capital Stock") of BMW Messenger Service, Inc. ("BMW"), a wholly-owned subsidiary of the Company, to Michael Conte and Brian Seinwels (collectively, the "BMW Purchasers") in exchange for twenty four million nine hundred fifty thousand (24,950,000) shares of Company Capital Stock (the "BMW Purchasers' Company Capital Stock").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

     1.1  The  Merger.  At  the  Effective  Time  (as  hereinafter  defined) and
          -----------
subject to and upon the terms and conditions of this Agreement and the DGCL and WBCA, Acquisition shall be merged with and into CGMI pursuant to the Merger. Following the Merger, CGMI shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease. As part of the Merger and as more fully described in Section 2.1,
(i) the sixty six million four hundred sixty thousand three hundred forty six (66,460,346) issued and outstanding shares of CGMI Common Stock shall be exchanged for Company Common Stock at the Exchange Ratio (as defined below),
(ii)  the  CGMI  Options  shall  be exchanged for Company Options as provided in section 2.8, and (ii) each share of Acquisition's issued and outstanding common stock, par value $.001 per share (the "Acquisition Common Stock"), shall be converted into one validly issued, fully paid and non-assessable share of common stock, par value of $.001 per share, of the Surviving Corporation (the "Surviving Corporation Common Stock").

     1.2  Effective  Time.  The  Merger  shall  be  consummated  as  promptly
          ---------------
as practicable after satisfaction of all conditions to the Merger set forth herein, by filing with the Secretary of State of the States of Delaware and Washington a certificate of merger (the "Certificate of Merger"), and all other appropriate documents, executed in accordance with the relevant provisions of the DGCL and WBCA. The Merger shall become effective upon the filing of the Certificate of Merger. The time of such filing shall be referred to herein as the "Effective Time."

     1.3  Effects  of  the  Merger.  At  the  Effective  Time,  all  the rights,
          ------------------------
privileges, immunities, powers and franchises of Acquisition and CGMI and all property, real, personal and mixed, and every other interest of, or belonging to or due to each of Acquisition and CGMI shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Acquisition and CGMI, including, without limitation, the performance of all obligations and duties of CGMI pursuant to the Purchase Agreement, the CGMI Debentures and the exhibits, schedules and all documents executed in connection therewith or any other Transaction Document (as defined in the Purchase Agreement), shall become the debts, liabilities, obligations and duties of the Surviving Corporation without further act or deed, all in the manner and to the full extent provided by the DGCL and WBCA. Whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest any property or right in the Surviving


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
Corporation, the directors and officers of the respective constituent corporations shall execute, acknowledge and deliver such instruments and perform such acts, for which purpose the separate existence of the constituent corporations and the authority of their respective directors and officers shall continue, notwithstanding the Merger.

     1.4  Certificate  of  Incorporation.  The  Certificate  of Incorporation of
          ----------------------------
CGMI, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation and thereafter may be amended or repealed in accordance with its terms and applicable law.

     1.5  By-Laws.  At  the Effective Time and without any further action on the
          -------
part of Acquisition and CGMI, the By-laws of CGMI shall be the By-laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Certificate of Incorporation of the Surviving Corporation and as provided by law.

     1.6  Directors.  The  directors  of  CGMI Acquisition at the Effective Time
          ---------
shall be the directors of DLVN and the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The directors of DLVN and Acquisition immediately prior to the Effective Time shall resign at the Effective Time.

     1.7  Officers. The officers of CGMI Acquisition at the Effective Time shall
          --------
be the officers of DLVN and the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified, as the case may be. The officers of DLVN and Acquisition immediately prior to the Effective Time shall resign at the Effective Time.

     1.8  Tax-Free  Reorganization.  The parties intend that the Merger shall be
          ------------------------
treated as a tax-free reorganization pursuant to Section 368(a) of the IRC, to the extent permitted by applicable law.

     1.9  BMW  Sale.  Simultaneously with the Merger, the Company shall transfer
          ----------
the BMW Capital Stock to the BMW Purchasers in exchange for the BMW Purchasers' Company Capital Stock.

                                   ARTICLE II

           CONVERSION OF CGMI SHARES AND ASSUMPTION OF CGMI DEBENTURES

     2.1  Conversion  and  Cancellation  of  CGMI  Common  Stock.  As  of  the
          ------------------------------------------------------
Effective Time, by virtue of the Merger and without any action on the part of the Company, Acquisition or CGMI or the holders of any shares of the capital stock of Acquisition or CGMI:

          (a) Subject to the provisions of Sections 2.4 and 2.5, each share of CGMI Common Stock (the "CGMI Common Stock Shares") issued and outstanding


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
immediately prior to the Effective Time (other than shares canceled in accordance with Section 2.1(b)), shall be converted into 1.00 (the "Exchange Ratio") of a validly issued, fully paid and nonassessable share of Company Common Stock (the "Company Common Stock Shares"). As of the Effective Time, each CGMI Common Stock Share shall no longer be outstanding and shall automatically be canceled and cease to exist, and each holder of a certificate representing any CGMI Common Stock Share shall cease to have any rights with respect thereto other than the right to receive Company Common Stock Shares to be issued in consideration therefore upon the surrender of such certificate, properly endorsed to the Company's stock transfer agent, Continental Stock Transfer and Trust Company (the "Transfer Agent"). Promptly after the Effective Time, CGMI shall deliver to the Transfer Agent a complete list of the names, addresses and holdings of each holder of CGMI Common Stock and CGMI Options. The Company shall thereafter instruct the Transfer Agent to send a letter of transmittal to all of such holders that will instruct all of such holders how to surrender their holdings in exchange for Company Common Stock and how to receive Company Common Stock upon the exercise of CGMI Options. All of such holders shall execute an agreement setting forth the same covenants, representations and warranties that were made by such holder when such holder acquired the CGMI Common Stock and CGMI Options to confirm that such holder's receipt of Company
Common Stock and Company Options, as the case may be, is exempt from the registration requirements of the Securities Act of 1933, as amended. Each holder of a certificate representing any CGMI Common Stock Share shall cease to have any rights with respect thereto other than the right to receive Company Common Stock Shares to be issued in consideration therefore.

          (b) Each share of CGMI Capital Stock held in the treasury of the CGMI and each share of CGMI Capital Stock owned by Acquisition or Company shall be canceled without any conversion thereof and no payment, distribution or other consideration shall be made with respect thereto.

          (c) Each issued and outstanding share of Acquisition Common Stock shall be converted into one validly issued, fully paid and nonassessable share of Surviving Corporation Common Stock.

     2.2  [Intentionally  left  blank].
           ----------------------------

     2.3  [Intentionally  left  blank].
          ----------------------------

     2.4     Adjustment  of  the Exchange Ratio. In the event that, prior to the
             ----------------------------------
Effective Time, any stock split, combination, reclassification or stock dividend with respect to the Company Common Stock or CGMI Common Stock, any change or conversion of Company Common Stock or CGMI Common Stock with or into other securities or any other dividend or distribution with respect to the Company Common Stock or CGMI Common Stock (other than regular quarterly dividends) should occur or, if a record date with respect to any of the foregoing should occur, appropriate and proportionate adjustments shall be made to the Exchange Ratio, and thereafter all references to an Exchange Ratio shall be deemed to be to such Exchange Ratio as so adjusted.

     2.5     No  Fractional  Shares.  No  certificates  or  scrip  representing
             ----------------------
fractional shares of Company Common Stock shall be issued upon the surrender for exchange of certificates and such fractional share shall not entitle the record or beneficial owner thereof to vote or to any other rights as a stockholder of the Company. The number of shares of Company Common Stock to be issued shall be rounded up to the nearest whole share.


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
     2.6     Further  Assurances.  If  at  any time after the Effective Time the
             -------------------
Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either CGMI or Acquisition or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized (to the fullest extent allowed under applicable law) to execute and deliver, in the name and on behalf of either CGMI or Acquisition , all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of CGMI or Acquisition, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of CGMI or Acquisition, as applicable, and otherwise to carry out the purposes of this Agreement.

     2.7     CGMI  Debentures.  (a)  As  of  the  Effective  Time,  the  Company
             ----------------
assumes, jointly and severally with CGMI, all of the obligations and responsibilities under the CGMI Debentures to the holder or holders of the CGMI Debentures.

     (b) At the Effective Time, (i) all references in the CGMI Debentures to Company Common Stock (as defined in the CGMI Debentures) shall be references to Company Common Stock (as defined herein) and (ii) all references to the Company (as defined in the CGMI Debentures) in the CGMI Debentures shall be read as references to the Company (as defined herein) as if the CGMI Debentures were issued on the date the CGMI Debentures were issued, by the Company (as defined herein), specifically including all calculations in the CGMI Debentures such as the determination of the conversion price, the Conversion Price, the Fixed
Conversion Price and the Floating Conversion Price. The Exchange Ratio (as defined herein) shall have no effect on the CGMI Debentures or the assumption thereof by the Company (as defined herein).

     (c) At the Effective Time, CGMI shall assign and the Company shall assume all of CGMI's obligations and covenants under the Purchase Agreement as if the Company executed the Purchase Agreement instead of CGMI on the date thereof. At the Effective Time, all references to the Company (as defined in the Purchase Agreement) in the Purchase Agreement shall mean the Company (as defined herein) and all references to dates or tolling of periods shall be read as if the Company (as defined herein) executed the Purchase Agreement instead of the Company (as defined in the Purchase Agreement). At the Effective Time, all of the remedies available to the current and future holders of the CGMI Debentures under the Purchase Agreement against the Company (as defined in the Purchase Agreement) shall be available against the Company (as defined herein).

     (d) The provisions described in this Section 2.7 shall not be amended and shall be in effect until the earlier of (i) the date all of the CGMI Convertible Debentures have been converted into Company Common Stock Shares and
(ii)  six  (6)  years  from  the  date  the  CGMI  Debentures  were  issued.


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
     (e) The current and future holders of the CGMI Debentures shall be third party beneficiaries of this Agreement. There shall be no other third party beneficiaries to this Agreement or any part hereof.

     2.8     CGMI  Options.  At  the  Effective  Time, the CGMI Options shall be
             --------------
converted into Company Options as hereinafter provided. At the Effective Time, each unexercised CGMI Option shall be converted into a Company Option on the same terms and conditions as the CGMI Options, and all references in the CGMI Options to CGMI Common Stock shall be deemed thereafter to be references to Company Common Stock. The Exchange Ratio shall apply to the shares of Company Common Stock issuable upon the exercise of the CGMI Options that have been converted into Company Options.

     2.9  CGMI  Unvested  Shares. Prior to the execution of this Agreement, CGMI
          --------------------
has taken all the actions necessary for all CGMI Unvested Shares (the "CGMI Unvested Shares") to fully vest in the holders thereof. The CGMI Unvested Shares are treated in this Agreement for all purposes as if they were issued and outstanding shares of CGMI Common Stock as of the Effective Time and shall be converted into Company Common Stock as provided in section 2.1 hereof.


                                   ARTICLE III

                                     CLOSING

     Subject to satisfaction of the conditions to closing set forth in this Agreement and unless this Agreement is otherwise terminated in accordance with the provisions contained herein, the closing of the Merger shall take place at the offices of Gottbetter & Partners, LLP, 488 Madison Avenue, New York, New York as promptly as practicable after satisfaction of the conditions set forth in this Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     4.1     Representations and Warranties of the Company and Acquisition.
             -------------------------------------------------------------
Except as disclosed in the Reports (as defined below) or in a document of even date herewith referring to the representations and warranties in this Agreement and delivered by Company to CGMI prior to the execution and delivery of this Agreement (the "Company Disclosure Schedule"), Acquisition and the Company hereby make the following representations and warranties to CGMI, all of which shall survive the Closing, subject to the limitations set forth in Section 8.1 hereof:


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
     (a)     Organization  and Good Standing.  Acquisition is a corporation duly
             -------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all its obligations under this Agreement. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all its obligations under this Agreement and, upon the Closing the CGMI Debentures. Company has no subsidiaries other than Acquisition and BMW and other than as set forth on the Company Disclosure Schedule (individually, a "Subsidiary" and collectively, the "Subsidiaries").
                              ----------                         ------------
Acquisition has no subsidiaries. Each of the Company and Acquisition is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for such failures to be so qualified or in good standing would not have a Material Adverse Effect as defined in Section 4.1(f).

     (b)     Authority;  No  Conflict.
             ------------------------

     i. This Agreement and any agreement executed in connection herewith by Company or Acquisition constitute the legal, valid and binding obligations of the Company and Acquisition, as the case may be, enforceable against the Company and Acquisition, as the case may be, in accordance with their respective terms, except as such enforceability is limited by bankruptcy, insolvency and other laws affecting the rights of creditors and by general equitable principles. The Company has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and any agreement executed by it in connection herewith and to perform its obligations hereunder and thereunder.

     ii. Neither the execution and delivery of this Agreement by each of the Company and Acquisition, nor the consummation or performance by each of any of its respective obligations contained in this Agreement or in connection with the Merger will, directly or indirectly (with or without notice or lapse of time):

        a. contravene, conflict with or result in a violation of (x) any provision of the certificate of incorporation or by-laws (the "Organizational Documents") of the Company or Acquisition, as the case may be, or (y) any resolution adopted by the board of directors or the stockholders of the Company or Acquisition, as the case may be;

        b. contravene, conflict with or result in a violation of, or give any governmental body or other Person the right to challenge any of the Merger or to exercise any remedy or obtain any relief under, any legal requirement or any order to which the Company or Acquisition or any of the assets owned or used by the Company or Acquisition may be subject;

        c. contravene, conflict with or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, this Agreement, the CGMI Debentures (once assumed by Company) or any contract or agreement to which Company and Acquisition are bound;


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
        d. result in the imposition or creation of any material encumbrance upon or with respect to any of the material assets owned or used by the Company or Acquisition;

        e. cause the Company or Acquisition to become subject to, or to become liable for the payment of, any tax; or

        f. cause any of the assets owned by the Company or Acquisition to be reassessed or revalued by any taxing authority or other governmental body, except in connection with the transfer of real estate pursuant to this Agreement or the Merger, if any.

     (c)     Capitalization.  The  capitalization of the Company as of September
             --------------
30, 2003 is as set forth in the Form 10-QSB for the period ended June 30, 2003 (the "June 10-QSB"), increased as set forth in the next sentence. The Company has not issued any capital stock since that date other than pursuant to (i) employee benefit plans disclosed in the Reports (as defined in Section 4.1(d)),
(ii) outstanding warrants, options or other securities disclosed in the Reports and (iii) a 10:1 forward stock split that was effective as of October 10, 2003. All of the issued and outstanding shares of the Company Capital Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except for this Agreement and as disclosed in the Reports, there are no outstanding options, warrants, script, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of the Company Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of the Company Common Stock, or securities or rights convertible or exchangeable into shares of the Company Common Stock. None of the outstanding Company Capital Stock was issued in violation of the Securities Act of 1933 as amended, or any other legal requirement.

     (d)  Financial  Statements.  The Company has delivered or made available to
          ---------------------
CGMI copies of its Form 10-KSB Annual Report for the fiscal year ended September 30, 2002 and copies of its quarterly reports on Form 10-QSB for the quarter ended June 30, 2003, each as filed with the SEC and including, in each case, any amendments thereto (collectively, the "Reports"). The financial statements contained in the Reports are in all material respects in accordance with the books and records of the Company and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, all as more particularly set forth in the notes to such statements. The consolidated balance sheets contained in such Reports (the "Company Balance Sheets") present fairly in all material respects as of their dates the consolidated financial condition of the Company and its subsidiaries. Except as and to the extent reflected or reserved against in the Company Balance Sheets (including the notes thereto), the Company did not have, as of the date of any such Company Balance Sheet, any material liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto. The consolidated statements of operations, consolidated statements of stockholders' equity and changes in consolidated statements of cash flows present fairly in all material respects the results of operations and changes in financial position of the Company and its subsidiaries for the periods indicated.

     (e)  SEC  Filings.  The  Company has filed all reports required to be filed
          ------------
with the Securities and Exchange Commission (the "SEC") under the rules and regulations of the SEC and all such reports have complied in all material respects, as of their respective filing dates and effective dates, as the case may be, with all the applicable requirements of the Securities Exchange Act of 1934, as amended. As of the respective filing and effective dates, none of such reports (including without limitation, the Reports) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (f)  Absence  of  Material  Adverse  Change.  Since  the date of the latest
          --------------------------------------
Company Balance Sheets, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a material adverse effect on the results of operations, assets, prospects or financial condition of the Company or Acquisition (a "Material Adverse Effect").

     (g)  Issuance  of  Company Securities. The Company Common Stock Shares, and
          ---------------------------------
when issued in accordance with this Agreement, the Purchase Agreement, the CGMI Debentures, and the Company Underlying Shares shall be duly authorized, validly issued, fully-paid and nonassessable. The Company currently has, and at all times while the CGMI Debentures are outstanding will maintain, an adequate reserve of shares of the Company Common Stock to enable it to perform its obligations under this Agreement and the CGMI Debentures. Except as set forth in the Reports, there is no equity line of credit or convertible security or instrument outstanding of the Company.

     (h)  Undisclosed  Liabilities.  Except as disclosed in any Schedule to this
          -------------------------
Agreement, none of the Company, Acquisition or the Subsidiaries has any material obligations and liabilities (contingent or otherwise) except those liabilities
(i) that are reflected in the Company Balance Sheets or in the notes thereto, or disclosed in the notes therein in accordance with Generally Accepted Accounting Principles ("GAAP") or, in accordance with GAAP, are not required to be so reflected or disclosed, or (ii) that were incurred after the date of the Company Balance Sheets in the ordinary course of business, none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law or could reasonably be expected to have a Material Adverse Effect.

     (i)     Taxes.
             -----

     i. The Company has filed or caused to be filed on a timely basis all tax returns that are or were required to be filed by it pursuant to applicable legal requirements. The Company has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by the Company, except such taxes, if any, as are listed in the Company Disclosure Schedule and are being contested in good faith as to which adequate reserves have been provided in the Company Balance Sheets.

ii. All tax returns filed by the Company are true, correct and complete in all material respects.

     (j)     Employee Benefits.  Except as disclosed in the Reports, the Company
             -----------------
does  not  sponsor  or otherwise maintain a "pension plan" within the meaning of
Section 3(2) of ERISA or any other retirement plan other than the Company Profit Sharing and 401(k) Plan and Trust that is intended to qualify under Section 401 of the IRC, nor do any unfunded liabilities exist with respect to any employee benefit plan, past or present. No employee benefit plan, any trust created thereunder or any trustee or administrator thereof has engaged in a "prohibited transaction," as defined in Section 4975 of the IRC, which may have a Material Adverse Effect.

     (k)  Governmental  Authorizations.  The  Company  and  Acquisition have all
          ----------------------------
permits that are legally required to enable them to conduct their business in all material respects as now conducted.

     (l)     Legal  Proceedings;  Orders.
             ---------------------------

     i. Except as set forth in the Reports, there is no material pending legal or administrative proceeding:

        a. that has been commenced by or against the Company, Acquisition or the Subsidiaries, or any of the assets owned or used by, the Company, Acquisition or the Subsidiaries; or

        b. that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with the Merger.

     ii.     Except  as  set  forth  in  the  Reports:

        a. there is no material order to which the Company or the Subsidiaries, or any of the assets owned or used by the Company, Acquisition or the Subsidiaries, is subject; and

        b. no officer, director, agent, or employee of the Company or Acquisition is subject to any material order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company or Acquisition, as the case may be.

     (m)     Absence  of Certain Changes and Events.  Except as set forth in the
             --------------------------------------
Reports, since the date of the most recent Company Balance Sheets, the Company and the Subsidiaries and Acquisition, since the date of its inception, have conducted their business only in the ordinary course of business, and other than as contemplated by this Agreement or the Merger there has not been any:

     i. change in the authorized or issued Company Capital Stock or the authorized or issued capital stock of Acquisition and the Subsidiaries; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any equity lines of credit, security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition or payment of any dividend or other distribution or payment in respect of shares of capital stock;

     ii. amendment to the Organizational Documents of the Company, Acquisition or the Subsidiaries;

     iii. damage to or destruction or loss of any material asset or property of the Company, Acquisition or the Subsidiaries, whether or not covered by insurance, causing a Material Adverse Effect;

     iv. receipt of notice that any of their substantial customers have terminated or intends to terminate their relationship, which termination would have a Material Adverse Effect;

     v. entry into any transaction other than in the ordinary course of business;

     vi. entry into, termination of, or receipt of written notice of termination of any material (i) license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) contract or transaction;

     vii. sale (other than sales of inventory in the ordinary course of business), lease, or other disposition of any asset or property of the Company, Acquisition or the Subsidiaries or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, Acquisition or the Subsidiaries;

     viii. cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000;

     ix. material change in the accounting methods used by the Company, Acquisition or the Subsidiaries; or

     x. agreement, whether oral or written, by the Company, Acquisition or the Subsidiaries to do any of the foregoing.

     (n)     No  Default  or  Violation.  The  Company,  Acquisition  and  the
             --------------------------
Subsidiaries (i) are in material compliance with all applicable material terms and requirements of each material contract under which they have or had any obligation or liability or by which they or any of the assets owned or used by them is or was bound and (ii) is not in material violation of any legal requirement.

     (o)  Certain  Payments.  Since  the most recent date of the Company Balance
          -----------------
Sheets, neither the Company, Acquisition or the Subsidiaries, nor any director, officer, agent or employee of the Company or the Subsidiaries has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, Acquisition or the Subsidiaries or
(iv) in violation of any legal requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company, Acquisition or the Subsidiaries.

     (p)  Brokers  or Finders. The Company and Acquisition have not incurred any
          --------------------
obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

     4.2     Representations  and  Warranties  of  CGMI.  CGMI  hereby makes the
             ------------------------------------------
following representations and warranties to the Company, all of which shall survive the Closing, subject to the limitations set forth in Section 8.2 hereof:

     (a)     Organization,  Good  Standing  and  Purpose.  CGMI is a corporation
             -------------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Washington with full power and authority to conduct its businesses as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all of its obligations under this Agreement. CGMI has no subsidiaries except for CanOnline Media Corporation. CGMI is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for such failures to be so qualified or in good standing would not have a Material Adverse Effect.

     (b)     Authority;  No  Conflict.
             ------------------------

     i. This Agreement and any agreement executed in connection herewith have been duly authorized by all required action of CGMI and constitute the legal, valid and binding obligations of CGMI, enforceable against CGMI in accordance with their respective terms. CGMI has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and any agreements executed in connection herewith and to perform its obligations hereunder and thereunder.

     ii Neither the execution and delivery of this Agreement by CGMI, nor the consummation or performance by it of any of its obligations contained in this Agreement or in connection with the Merger by the Company will, directly or indirectly (with or without notice or lapse of time):

        a. contravene, conflict with or result in a violation of (x) any provision of the Organizational Documents of CGMI or (y) any resolution adopted by the board of directors or the stockholders of CGMI;

        b. contravene, conflict with or result in a violation of, or give any governmental body or other Person the right to challenge any of the Merger or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which CGMI or any of the assets owned or used by CGMI may be subject;

        c. contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, this Agreement, the Purchase Agreement, the CGMI Debentures or any Applicable Contract;

          d. result in the imposition or creation of any material encumbrance upon or with respect to any of the material assets owned or used by CGMI;

          e. cause CGMI to become subject to, or to become liable for the payment of, any tax; or

     f. cause any of the assets owned by CGMI to be reassessed or revalued by any taxing authority or other governmental body, except in connection with the transfer of real estate pursuant to this Agreement or the Merger.

     iii. CGMI is not required to obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Merger, other than the requisite approval of its stockholders (the "CGMI Stockholder"), which approval has been obtained.
                     -----------------

     (c)     Capitalization.  The  entire authorized CGMI Capital Stock consists
             --------------
of 300,000,000 shares CGMI Common Stock, of which 66,470,346 shares are issued and outstanding and held by the CGMI Stockholders and 50,000,000 shares of preferred stock, of which no shares are issued and outstanding. CGMI has outstanding 14,886,702 CGMI Options to acquire CGMI common Stock. With the exception of the CGMI Common Stock Shares, the CGMI Options, and the CGMI Debentures, there are no other outstanding equity or debt securities of the Company. No legend or other reference to any purported encumbrance appears upon any certificate representing the CGMI Common Stock Shares, other than applicable Securities Act legends. The CGMI Common Stock Shares have been duly authorized and validly issued and are fully paid and non-assessable. Except for the CGMI Debentures and the agreements relating thereto set forth in the Purchase Agreement, there are no outstanding options, voting agreements or arrangements, warrants, script, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of CGMI Capital Stock or other securities, or contracts, commitments, understandings, or arrangements by which CGMI is or may become bound to issue additional shares of CGMI Capital Stock or other securities, or securities or rights convertible or exchangeable into shares of CGMI Capital Stock or other securities. Except as set forth in this
Section 4.2(c), CGMI has no outstanding equity, debt, debt or equity equivalent security, or debt or equity lines of credit. None of the outstanding CGMI Common Stock Shares were issued in violation of the Securities Act or any other legal requirement. CGMI does not own, and has no contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. The CGMI Underlying Shares have been duly authorized, and when and if issued pursuant to the terms of the Purchase Agreement, will be fully paid and nonassessable.

     (d)  Financial  Statements.  CGMI  is  currently  undergoing  an  audit,
          ---------------------
accordingly, until the audit is duly completed CGMI is unable to has delivered its financial statements to the Company. Upon completion of the audit, CGMI will deliver an audited balance sheet of CGMI as at December 31, 2002 (the "CGMI Balance Sheet"), and an audited statement of operations for the period from inception to December 31, 2002. Such financial statements were are being prepared in accordance with GAAP, are set forth in Schedule 4.2(d) hereto and will fairly present the financial condition and the results of operations of CGMI as at December 31, 2002 and for the period then ended. A review of CGMI's financial statements as at September 30, 2003 is also being prepared by CGMI's auditors and will be delivered to the Company once it is available to CGMI.

     (e)  Absence  of Material Adverse Change. Since the date of the most recent
          ------------------------------------
CGMI Balance Sheet provided under Section 4.2(d) hereof, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a material adverse effect on CGMI.

     (f)  Books  and  Records.  The books of account, minute books, stock record
          -------------------
books, and other records of CGMI, all of which have been made available to the Company and original copies of which will be delivered to the Company at the Closing, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of CGMI contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and any committees of the Board of Directors of CGMI.

     (g)  No Undisclosed Liabilities. There are no material liabilities of CGMI,
          ---------------------------
whether absolute, accrued, contingent, or otherwise, other than the CGMI Debentures and as set forth in Schedule 4.2(g).

     (h)  Title  to Properties; Encumbrances. CGMI has good and marketable title
          -----------------------------------
to all the properties, interest in such properties and assets, real and personal, reflected in the CGMI Balance Sheet or acquired after the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances except (i) mortgages and other encumbrances referred to in the notes to the CGMI Balance Sheet. CGMI neither does not owns nor leases any real property. CGMI rents a single office in Issaquah, Washington.

     (i)     Legal  Proceedings;  Orders.
             ---------------------------

     i. Except as set forth in Schedule 4.2(i) hereto, there is no pending legal or administrative proceeding:

        a. that has been commenced or threatened by or against CGMI or any of its officers, directors, agents or employees as such or that otherwise relates to or may affect the business of, or any of the assets owned or used by,
     CGMI;  or

        b. that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any Merger.

     ii.     Except  as  set  forth  in  Schedule  4.2(i)  hereto:

        a. there is no order to which CGMI, or any of the assets owned or used by CGMI, is subject; and

        b. no officer, director, agent, or employee of CGMI is subject to any order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of CGMI.

     (j)     Brokers  or Finders.  CGMI has incurred no liability, contingent or
             -------------------
otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

     (k)  No  Default  or Violation. Schedule 4.2(k) hereto lists each contract,
          --------------------------
agreement and commitment to which CGMI is a party or otherwise bound (each, an "CGMI Contract") or has any obligation or liability pursuant thereto. CGMI (i) is in compliance with all terms and requirements of each CGMI Contract and (ii) is not in violation of any legal requirement applicable to CGMI.

     (l)     Taxes.
             -----

     i. CGMI has filed or caused to be filed on a timely basis all tax returns that are or were required to be filed by it pursuant to applicable Legal Requirements. CGMI has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by CGMI, except such taxes, if any, as are listed in Schedule 4.2(l) hereto and are being contested in good faith as to which adequate reserves have been provided in the CGMI Balance Sheets.

     ii. All tax returns filed by CGMI are true, correct and complete in all material respects and no taxes are currently owed or tax returns due by or on behalf of CGMI.

     (m)     Absence  of  Certain  Changes  and  Events.  Except as set forth in
             ------------------------------------------
Schedule 4.2(m) hereto, since the date of the CGMI Balance Sheet, CGMI has conducted its business only in the Ordinary Course of Business, there has not been any material adverse effect on CGMI's business or operations, and there has not been any:

     i. change in the authorized or issued capital stock of CGMI; grant of any stock option or right to purchase shares of capital stock of CGMI; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition or payment of any dividend or other distribution or payment in respect of shares of capital stock;

     ii.  amendment  to  the  Organizational  Documents  of  CGMI;

     iii. damage to or destruction or loss of any asset or property of CGMI, whether or not covered by insurance or any other event or circumstance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of CGMI;

     iv. receipt of notice that any of its substantial customers have terminated or intends to terminate their relationship, which termination would have a material adverse effect on its financial condition, results or operations, business assets or properties of CGMI;

     v. entry into any transaction other than in the ordinary course of business;

     vi. entry into, termination of, or receipt of written notice of termination of any (i) license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) contract or transaction;

     vii. sale (other than sales of inventory in the ordinary course of business), lease, or other disposition of any asset or property of CGMI or mortgage, pledge, or imposition of any lien or other encumbrance on any asset or property of CGMI;

     viii. cancellation or waiver of any claims or rights with a value to CGMI in excess of $10,000;

     ix.  material  change  in  the  accounting  methods  used  by  CGMI;

     x. accrual or payment of any salaries or other compensation, increase in salaries, compensation or bonuses or retention or hiring of, any consultant or employee;

     xi.  debt  or  other liability incurred, other than the CGMI Debentures; or

     xii. agreement, whether oral or written, by CGMI to do any of the foregoing.

     (n)     Compliance  with  Law.  Except  as  set  forth  in  Schedule 4.2(n)
             ---------------------
hereto:

     i. CGMI has complied in all material respects with, and is not in violation of, in any material respect, any Law to which it or its business is subject; and

     ii. CGMI has obtained all licenses, permits, certificates or other governmental authorizations (collectively "Authorizations") necessary for the ownership or use of its assets and properties or the conduct of its business; and

     iii. CGMI has not received written notice of violation of, or knows of any material violation of, any Laws to which it or its business is subject or any Authorization necessary for the ownership or use of its assets and properties or the conduct of its business.

     (o)  Environmental  Laws.  CGMI  has  not  received  any  notice  or  claim
          -------------------
(and is not aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other person, and, to the best knowledge of CGMI, CGMI is not the subject of any investigation by any governmental or regulatory authority, domestic or foreign, relating to any material or potentially material liability or remedial action under any environmental laws. There are no pending or, to the knowledge of CGMI, threatened, actions, suits or proceedings against CGMI or any of its properties, assets or operations asserting any such material liability or seeking any material remedial action in connection with any environmental laws.

     (p)  Intellectual  Property.  (i)  CGMI  owns,  or  is  validly  licensed
          ----------------------
or otherwise has the right to use, all patents, and patent rights ("Patents") and all trademarks, trade secrets, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (the "Intellectual Property Rights"), in each case, which are material to the conduct of the business of CGMI.

     ii. To the best knowledge of CGMI, CGMI has not interfered with, infringed upon (without license to infringe), misappropriated or otherwise come into conflict with any Patent of any other Person. CGMI has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any other Person. CGMI has not received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, appropriation or violation (including any claim that CGMI must license or refrain from using any Patents or Intellectual Property Rights of any other Person) which has not been settled or otherwise fully resolved. To the best knowledge of CGMI, no other Person has interfered with, infringed upon (without license to infringe), misappropriated or otherwise come into conflict with any Patents or Intellectual Property Rights of CGMI.

     (q)     Employees.  (a)  CGMI  has  complied  in  all  respects  with  all
             ---------
applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and CGMI is not liable for any arrears of wages or any taxes or penalties for failure to comply with any such Laws; (b) CGMI believes that CGMI's relations with its employees is satisfactory; (c) there are no controversies pending or, to the best knowledge of CGMI, threatened between CGMI and any of its employees or former employees;
(d) CGMI is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by CGMI, nor, to the best knowledge of CGMI, are there any activities or proceedings of any labor union to organize any such employees; (e) there are no unfair labor practice complaints pending against CGMI before the National Labor Relations Board or any current union representation questions involving employees of CGMI; (f) there is no strike, slowdown, work stoppage or lockout existing, or, to the best knowledge of CGMI, threatened, by or with respect to any employees of CGMI; (g) no charges are pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices with respect to CGMI; (h) there are no claims pending against CGMI before any workers' compensation board; (i) CGMI has not received notice that any Federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation of or relating to CGMI and, to the best knowledge of CGMI, no such investigation is in progress; and (j) CGMI has no consultants or independent contractors.

     (r)  Employee  Benefit Plans. There no "employee pension benefit plans" (as
          ------------------------
defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) maintained, or contributed to, by CGMI for the benefit of any current or any former employees, officers or directors of CGMI.

                                    ARTICLE V

                                    COVENANTS

5.1     Covenants  of  the  Company  and  Acquisition.
        ---------------------------------------------

     (a)     Conduct  of  Business.  Between  the  date  hereof  and  up  to and
             ---------------------
including  the  Closing  Date,  each  of  the  Company  and  Acquisition  shall:

     i.     conduct  its  business  only  in  the  ordinary  course of business;

     ii. use its commercially reasonable efforts to preserve intact the current business organization of the Company and Acquisition, as the case may be, keep available the services of the current officers, employees and agents of the Company and Acquisition, as the case may be, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with the Company and Acquisition, as the case may be;

     iii. not pay, incur or declare any dividends or distributions with respect to its stockholders or amend its Certificate of Incorporation or By-Laws;

     iv. not authorize, issue, sell, purchase or redeem any shares of its capital stock or any options or other rights to acquire ownerships interests;

     v. not incur any indebtedness for money borrowed or issue any debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, except those incurred in the ordinary course of business, or cause or permit any material lien, encumbrance or security interest to be created or arise on or in respect of any material portion of its properties or assets;

     vi. not make any investment of a capital nature either by purchased stock or securities, contribution to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

     vii. not do any other act which would cause any representation or warranty of the Company in this Agreement to be or become untrue in any material respect or that is not in the Ordinary Course of Business;

      (b)     Proposals;  Other  Offers.  Commencing on the date of execution of
              -------------------------
this Agreement up to and including the Closing Date, each of the Company and Acquisition shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise), solicit or encourage any inquiries or proposals, engage in negotiations for or consent to or enter into any agreement providing for the acquisition of its business. Each of the Company and Acquisition shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise) disclose any nonpublic information relating to the Company and Acquisition or afford access to any of the books, records or other properties of the Company and Acquisition to any person or entity that is considering, has considered or is making any such acquisition inquiry or proposal relating to the Company's and Acquisition's business.

     (c)  Further Assurances. Prior to the Closing Date, with the cooperation of
          -------------------
CGMI where appropriate, each of the Company and Acquisition shall use commercially reasonable efforts to:

     i. promptly comply with all filing requirements which federal, state or local law may impose on the Company or Acquisition, as the case may be, with respect to the Merger and this Agreement; and

     ii. take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of the Company and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by the Company or Acquisition in connection with the Merger by this Agreement.

5.2     Covenants  of  CGMI.
        -------------------

     (a)     Conduct  of  Business.  Between  the  date  hereof  and  up  to and
             ---------------------
including  the  Closing  Date,  CGMI  shall:

     i.     conduct  its  business  only  in  the  Ordinary  Course of Business;

     ii. use its commercially reasonable efforts to preserve intact the current business organization of CGMI, keep available the services of the current officers, employees and agents of CGMI, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with CGMI;

     iii. not pay, incur or declare any dividends or distributions with respect to its stockholders or amend its Certificate of Incorporation or By-Laws;

     iv. not authorize, issue, sell, purchase or redeem any shares of its capital stock or any options or other rights to acquire ownerships interests;

     v. not incur any indebtedness for money borrowed or issue and debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any material lien, encumbrance or security interest to be created or arise on or in respect of any material portion of its properties or assets;

     vi. not make any investment of a capital nature either by purchased stock or securities, contribution to capital, property transfer or otherwise, or by the purchase of any property or assets of any other person;

     vii. not do any other act which would cause representation or warranty of CGMI in this Agreement to be or become untrue in any material respect or that is not in the ordinary course of business consistent with past practice;

     (b)     Proposals;  Other  Offers.  Commencing  on the date of execution of
             -------------------------
this Agreement through the Closing Date, CGMI shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise), solicit or encourage any inquiries or proposals, engage in negotiations for or consent to or enter into any agreement providing for the acquisition of its business. CGMI shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise) disclose any nonpublic information relating to CGMI or afford access to any of the books, records or other properties of CGMI to any person or entity that is considering, has considered or is making any such acquisition inquiry or proposal relating to the CGMI's business.

     (c)  Further Assurances. Prior to the Closing Date, with the cooperation of
          -------------------
the  Company  where  appropriate,  CGMI  shall:

     i. promptly comply with all filing requirements which federal, state or local law may impose on CGMI with respect to the Merger and this Agreement and cooperate with the Company regarding the same; and

     ii. take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of CGMI and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by CGMI in connection with the Merger and this Agreement.

     (d)     Actions  by  CGMI.  CGMI  shall  take  no  action or enter into any
             -----------------
agreements  or  arrangements  except  as  may  be  required  by  this Agreement.

     (e) No Change in Capital Stock. Prior to the Effective Time, no change will
         --------------------------
be made in the authorized, issued or outstanding capital stock of CGMI, and no subscriptions, options, rights, warrants, calls, commitments or agreements relating to the authorized, issued or outstanding capital stock of CGMI will be entered into, issued, granted or created.

     (f)  Access  to Additional Agreements and Information. Prior to the Closing
          -------------------------------------------------
Date, CGMI shall make available to the Company (as well as its counsel, accountants and other representatives) any and all agreements, contracts, documents, other instruments and personnel material of CGMI's business, including without limitation, those contracts to which CGMI is a party and those by which its business or any of CGMI's assets are bound.

     (g)  Further Assurances. Prior to the Closing Date, with the cooperation of
          -------------------
the Company where appropriate, CGMI shall use commercially reasonable efforts to:

     i. promptly comply with all filing requirements which federal, state or local law may impose on CGMI with respect to the Merger and this Agreement; and

     ii. take all actions necessary to be taken, make any filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of CGMI and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by CGMI in connection with the Merger and this Agreement.

     5.3     Governmental  Filings  and  Consents.  The Company, Acquisition and
             ------------------------------------
CGMI shall cooperate with one another in filing any necessary applications, reports or other documents with any federal or state agencies, authorities or bodies having jurisdiction with respect to the business of the Company, Acquisition or CGMI and in seeking any necessary approval, consultation or prompt favorable action of, with or by any of such agencies, authorities or bodies.

     5.4  Publicity.  Any  public announcement or press release relating to this
          ---------
Agreement or the Merger must be approved by CGMI and the Company in writing before being made or released. The Company shall have the right to issue a press release or make other disclosure without CGMI's written approval if in the opinion of the Company's counsel such a release is necessary to comply with SEC Rules and Regulations or other Law; provided that, CGMI receives a copy of such
                                     -------- ----
prepared press release or other disclosures for purposes of review at least 24 hours before it is issued. This 24 hour period may be shortened if in the opinion of the Company's counsel it is required by Law; provided that, the CGMI
                                                         -------- ----
Debenture Holder and the Company receives a copy of such release as long as reasonably practical before it is issued.

     5.5  Tax  Returns. The current officers of the Company shall have the right
          ------------
to prepare any tax returns of the Company with respect to any period that ends on or before the Closing Date. Such tax returns shall be timely filed by the Company. CGMI shall cooperate with said officers in the preparation of such tax returns.

                                   ARTICLE VI

                                   CONDITIONS

     6.1     Conditions  to  Obligations  of  CGMI.  The  obligation  of CGMI to
             -------------------------------------
consummate the Merger is subject to the fulfillment of each of the following conditions, any of which may be waived by CGMI in its sole discretion:

     (a)  Copies  of  Resolutions.  At  the  Closing  (i) the Company shall have
          -----------------------
furnished CGMI with a certificate of its CEO or President, as the case may be, in the form of EXHIBIT 6.1(A)(1) annexed hereto, certifying that attached
                   ------------------
thereto are copies of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and all other necessary or proper corporate action to enable the Company to comply with the terms of this Agreement and (ii) Acquisition shall have furnished CGMI with a certificate of its CEO or President, as the case may be, in the form of EXHIBIT 6.1(A)(2) annexed hereto, certifying that attached
                   ------------------
thereto are copies of resolutions duly adopted by the board of directors of Acquisition authorizing the execution, delivery and performance of this Agreement and all other necessary or proper corporate action to enable Acquisition to comply with the terms of this Agreement.

     (b) Opinion of Company's Counsel. The Company shall have furnished to CGMI,
          ----------------------------
at the Closing, an opinion of its legal counsel, dated as of the Closing Date, substantially in the form of EXHIBIT 6.1(B) annexed hereto.
                                  ---------------

     (c)  [Intentionally  omitted].
           -----------------------

     (d)  [Intentionally  omitted]
          ------------------------

     (e)  Accuracy  of Representations and Warranties; Performance of Covenants.
          ----------------------------------------------------------------------
Each of the representations and warranties of the Company and Acquisition set forth in this Agreement was true, correct and complete in all material respects when made (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date) and shall also be true, correct and complete in all material respects at and as of the Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date), with the same force and effect as if made at and as of the Closing Date. The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by the Company and Acquisition at or prior to the Closing Date.

     (f) Delivery of Certificate. (A) The Company shall have delivered to CGMI a
          -----------------------
certificate,  in the form of EXHIBIT 6.1(F)(1) annexed hereto, dated the Closing
                             -----------------
Date, and signed by the CEO or President of the Company affirming that the representations and warranties as set forth in Section 4.1 were and are true, correct and complete as required by Section 6.1(e) and (B) Acquisition shall have delivered to CGMI a certificate, in the form of EXHIBIT 6.1(F)(2) annexed
                                                       -----------------
hereto, dated the Closing Date, and signed by the CEO or President of Acquisition affirming that the representations and warranties as set forth in
Section  4.1  were  and  are  true,  correct and complete as required by Section
6.1(e).

     (g)  Consents  and Waivers. At the Closing, any and all necessary consents,
          ----------------------
authorizations, orders or approvals shall have been obtained, except as the same shall have been waived by CGMI.

     (h)  Litigation.  On  the  Closing  Date,  there  shall  be  no  effective
          ----------
injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to the Company issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the Merger or making consummation thereof unduly burdensome to CGMI. On the Closing Date and immediately prior to consummation of the Merger, no proceeding or lawsuit shall have been commenced, be pending or have been threatened by any governmental or regulatory agency or authority or any other Person restraining or prohibiting the consummation of the Merger.

     (i) Delivery of Documents and Other Information. Prior to the Closing Date,
          -------------------------------------------
the Company and Acquisition shall have made available or delivered to CGMI all of the agreements, contracts, documents and other instruments requested by CGMI.

     6.2  Conditions  to  Obligations  of  the  Company  and  Acquisition.  The
          ---------------------------------------------------------------
obligations of the Company and Acquisition to consummate the Merger is subject to the fulfillment of each of the following conditions, any of which may be waived by the Company and Acquisition, in their sole discretion:

     (a)  Copies  of  Resolutions. At the Closing, CGMI shall have furnished the
          -----------------------
Company  with  a  certificate  of  its  President, in the form of EXHIBIT 6.2(A)
                                                                  --------------
annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of CGMI authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable CGMI to comply with the terms of this Agreement.

     (b) Opinion of CGMI's Counsel. CGMI shall have furnished to the Company, at
          -------------------------
the Closing, with an opinion of counsel to CGMI, dated as of the Closing Date, substantially in the form of EXHIBIT 6.2(B) annexed hereto.
                                  ---------------

     (c)  [Intentionally  omitted].
          -----------------------

     (d)  Accuracy  of Representations and Warranties; Performance of Covenants.
          ----------------------------------------------------------------------
Each of the representations and warranties of CGMI was true, correct and complete in all material respects when made (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date) and shall also be true, correct and complete in all material respects at and as of the Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date), with the same force and effect as if made at and as of the Closing Date. CGMI shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by CGMI at or prior to the Closing Date.

     (e)  Delivery  of  Certificate.  CGMI shall have delivered to the Company a
          -------------------------
certificate,  in  the  form  of EXHIBIT 6.2(E) annexed hereto, dated the Closing
                                --------------
Date and signed by the CEO or President of CGMI, affirming that the representations and warranties of CGMI as set forth in Section 4.2 were and are true, correct and complete and CGMI's agreements and covenants have been performed as required by Section 6.2(d).

     (f)  [Intentionally  omitted].
          ------------------------

     (g)  Consents  and  Waivers.  On  or prior to the Closing Date, any and all
          ----------------------
necessary consents, authorizations, orders or approvals shall have been obtained, except as the same shall have been waived by the Company.

     (h)  Litigation.  On  the  Closing  Date,  there  shall  be  no  effective
          ----------
injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to CGMI issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the Merger or making the consummation thereof unduly burdensome to the Company or CGMI. On the Closing Date, no proceeding or lawsuit shall have been commenced, threatened or be pending or by any governmental or regulatory agency or authority or any other person with respect to the Merger.

     (i) Delivery of Documents and Other Information. Prior to the Closing Date,
          -------------------------------------------
CGMI shall have made available or delivered to the Company all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

                                   ARTICLE VII

                                   TERMINATION

     7.1     Termination  by Mutual Agreement.  This Agreement may be terminated
             --------------------------------
at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by each of the parties hereto.

     7.2 Termination for Failure to Close. This Agreement shall be automatically
          --------------------------------
terminated if the Closing shall not have occurred within ten (10) days of the date hereof (except if such 10th day is not a Business Day, then the next Business Day).

     7.3  Termination  by  Operation of Law. This Agreement may be terminated by
          ----------------------------------
any party hereto if there shall be any statute, rule or regulation that renders consummation of the Merger illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and nonappealable.

     7.4  Termination  for  Failure  to  Perform  Covenants  or Conditions. This
          -----------------------------------------------------------------
Agreement  may  be  terminated  prior  to  the  Closing  Date:

     (a) by CGMI if: (i) any of the representations and warranties made in this Agreement by the Company or Acquisition shall not be materially true and correct, when made or at any time prior to consummation of the Merger as if made at and as of such time; (ii) any of the conditions set forth in Section 6.1 hereof have not been fulfilled in all material respects by the Closing Date;
(iii) the Company or Acquisition shall have failed to observe or perform any of its material obligations under this Agreement; or (iv) as otherwise set forth herein; or

     (b) by the Company or Acquisition if: (i) any of the representations and warranties of CGMI or the CGMI Stockholder shall not be materially true and correct when made or at any time prior to consummation of the Merger as if made at and as of such time; (ii) any of the conditions set forth in Section 6.2 hereof have not been fulfilled in all material respects by the Closing Date;
(iii) CGMI shall have failed to observe or perform any of their material respective obligations under this Agreement; or (iv) as otherwise set forth herein.

     7.5 Effect of Termination or Default; Remedies. In the event of termination
          ------------------------------------------
of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, provided that such party is a Non-Defaulting Party (as defined below). The foregoing shall not relieve any party from liability for damages actually incurred as a result of such party's breach of any term or provision of this Agreement.

     7.6  Remedies; Specific Performance. In the event that any party shall fail
          -------------------------------
or refuse to consummate the Merger or if any default under or beach of any representation, warranty, covenant or condition of this Agreement on the part of any party (the "Defaulting Party") shall have occurred that results in the failure to consummate the Merger, then in addition to the other remedies provided herein, the non-defaulting party (the "Non-Defaulting Party") shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that the Non-Defaulting Party seeking such protection must file its request with such court within forty-five
(45) days after it becomes aware of the Defaulting Party's failure, refusal, default or breach. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys' fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

     8.1     Survival  of  Representations  and  Warranties of the Company.  All
             -------------------------------------------------------------
representations and warranties of the Company shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter survive until the first anniversary of the Closing Date and shall then terminate except to the extent that notice of the Company's or Acquisition liability in respect of any inaccuracy in or breach of any representation or warranty shall have been given on or prior to such date.

     8.2 Survival of Representations and Warranties of CGMI. All representations
          --------------------------------------------------
and warranties of CGMI shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter survive until the first anniversary of the Closing Date and shall then terminate except to the extent that notice of CGMI's liability in respect of any inaccuracy in or breach of any representation or warranty shall have been given on or prior to such date.

     8.3  Obligation  of  the  Company  to  Indemnify.  The  Company  agrees  to
          -------------------------------------------
indemnify, defend and hold harmless CGMI (and its directors, officers, employees, affiliates, stockholders, debenture holders, agents, attorneys, successors and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' and consultants' fees and disbursements) (collectively, "Losses") based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of the Company contained in this Agreement or in the Schedules and Exhibits hereto or (ii) breach by the Company of any covenant or agreement contained in this Agreement.

     8.4  Obligation  of and CGMI to Indemnify. CGMI agrees to indemnify, defend
          -------------------------------------
and hold harmless the Company (and its directors, officers, employees, affiliates, stockholders, agents, attorneys, successors and assigns) from and against any Losses based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of CGMI contained in this Agreement or in the Schedules and Exhibits hereto or (ii) breach by CGMI of any covenant or agreement contained in this Agreement.

     8.5  Notice  and  Opportunity  to Defend. (a) Promptly after receipt by any
          -----------------------------------
Person entitled to indemnity under this Agreement (an "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to any other party (or parties) who is or may be obligated to provide indemnification pursuant to Section 8.3 or 8.4 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

     (b) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days after the date the Claims Notice is given (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability and all reasonable expenses incurred by the Indemnitee in defending or compromising such Asserted Liability, all amounts required to be paid in connection with any such Asserted Liability pursuant to the determination of any court, governmental or regulatory body or arbitrator, and amounts required to be paid in connection with any compromise or settlement consented to by the Indemnitee, shall be borne by the Indemnifying Party. Except as otherwise provided in the immediately preceding sentence, the Indemnitee may not settle or compromise any claim over the objection of the Indemnifying Party. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in (but the Indemnitee may not control) the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

                                   ARTICLE IX

                                   DEFINITIONS

     The following terms, which are capitalized in this Agreement, shall have the meanings set forth below for the purpose of this Agreement.

"Contract"  means any Contract (a) to which the Company, Acquisition or CMGI, is
 --------
a party and under which the Company, Acquisition or CMGI, has or may acquire any material rights, (b) under which the Company, Acquisition or CGMI, as the case may be, is a party and has or may become subject to any material obligation or material liability or (c) by which the Company, Acquisition or CGMI, as the case may be, or any of the material assets owned or used by it is or may become bound.

     "Environmental  Laws" means all applicable federal, state, local or foreign
      -------------------
laws, rules and regulations, orders, decrees, judgments, permits, filings and licenses relating (i) to protection and clean-up of the environment and activities or conditions related thereto, including those relating to the generation, handling, disposal, transportation or release of hazardous substances and (ii) the health or safety of employees in the workplace environment, all as amended from time to time, and shall also include any common law theory based on nuisance, trespass, negligence or other tortious conduct.

     "ERISA"  means  the  Employee Retirement Income Security Act of 1974 or any
      -----
successor law, and regulations and rules issued pursuant to such law or any successor law.

     "GAAP" means generally accepted accounting principles in the United States,
 ----
applied  on  a  consistent  basis.

     "Law"  means all applicable laws, statutes, ordinances, rules, regulations,
      ---
orders, writs, injunctions, judgments or decrees entered, enacted, promulgated, enforced or issued by any court or other governmental or regulatory authority, domestic or foreign.

     "Legal  Requirement"  means  any federal, state, local, municipal, foreign,
      ------------------
international, multinational or other administrative law, ordinance, principle of common law, regulation, statute, treaty, court or arbitrator.

     "Material Adverse Effect" means a material adverse effect upon the business
     -------------------------
or financial condition of the Company (when used in Section 4.1) or CGMI (when used in Section 4.2), taken as a whole with any subsidiaries.

     "Order"  means  any  award,  decision, injunction, judgment, order, ruling,
      -----
subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other governmental body or by any arbitrator.

     "Ordinary  Course  of  Business"  means  an action taken by a Person where:
      ------------------------------

     (1) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

     (2) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

     (3) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "Organizational  Documents"  means  the  articles  or  certificate  of
      -------------------------
incorporation  and  the  by-laws  of  a  corporation  and any amendment thereto.

     "Person"  means  any  individual,  corporation  (including  any  non-profit
     ------
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body.

     "Proceeding"  means any action, arbitration, audit, hearing, investigation,
      ----------
litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body or arbitrator.

     "SEC"  means  the  United  States  Securities  and  Exchange  Commission.
      ---

     "Securities  Act"  means  the  Securities  Act  of  1933,  as  amended.
      ---------------

                                    ARTICLE X

                                  MISCELLANEOUS

     10.1     Fees  and  Expenses.  Except  as  otherwise  provided  in  this
              -------------------
Agreement, each party hereto will bear its own legal, accounting and other fees and expenses incident to the Merger herein. Any fees and expenses required to be paid by any party hereunder shall be limited to reasonable and necessary fees and expenses.

     10.2  Modification,  Amendments  and  Waiver. The parties hereto may amend,
           --------------------------------------
modify or otherwise waive any provision of this Agreement by mutual consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.

     10.3  Assignment.  Neither the Company, Acquisition nor CGMI shall have the
           ----------
authority  to  assign its respective rights or obligations under this Agreement.

     10.4  Successors.  This  Agreement shall be binding upon and, to the extent
           ----------
permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and permitted assigns.

     10.5 Entire Agreement. This Agreement and the exhibits, schedules and other
           ----------------
documents referred to herein contain the entire agreement among the parties hereto with respect to the Merger and supersede all prior agreements with respect thereto, whether written or oral.

     10.6  Governing  Law.  This  Agreement  and  the  exhibits  hereto  shall
           --------------
be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof. Any action to enforce the terms of this Agreement or any of its exhibits shall be brought exclusively in the state and/or federal courts situated in the County and State of New York. Service of process in any action by either party to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the other party at its principal address set forth in this Agreement.

     10.7     Notices.  Any  notice, request, demand, waiver, consent, approval,
              -------
or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile upon electronic confirmation of receipt (promptly followed by a hard-copy delivered in accordance with this Section 10.7) or three days after being mailed by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, or if sent by nationally recognized overnight courier, one day after being mailed, addressed to the party at its address set forth below:

If  to  CGMI:
                  CanOnline  Global  Media,  Inc.
                  Suite  200,  1311  Howe  Street
                  Vancouver,  British  Columbia
                  V6Z  2P3
                  Attn:  Les  Ames,  VP-Legal  Affairs
                  Tel:   604-677-6994
                  Fax:  604-677-7011

with  copies  to:
                  Gottbetter  &  Partners,  LLP
                  488  Madison  Avenue
                  New  York,  NY  10022
                  Attn:  Adam  S.  Gottbetter,  Esq.
                  Tel:  212-400-6900
                  Fax:  212-400-6901

If  to  Acquisition:
                  Delivery  Now  Corp
                  570  Seventh  Avenue
                  New  York,  NY  10018
                  Tel:  212-221-1020

with  copies  to:
                  Gottbetter  &  Partners,  LLP
                  488  Madison  Avenue
                  New  York,  NY  10022
                  Attn:  Adam  S.  Gottbetter,  Esq.
                  Tel:  212-400-6900
                  Fax:  212-  400-6901

If  to  Company:  Delivery  Now  Corp.
                  570  Seventh  Avenue
                  New  York,  NY  10018
                  Tel:  212-221-1020

with  copies  to:
                  Gottbetter  &  Partners,  LLP
                  488  Madison  Avenue
                  New  York,  NY  10022
                  Attn:  Adam  S.  Gottbetter,  Esq.
                  Tel:  212-  400-6900
                  Fax:  212-  400-6901
or to such other persons or addresses as may be designated in writing by the party to receive such notice. If mailed as aforesaid, the day of mailing or transmission shall be the date any such notice shall be deemed to have been delivered.

     10.8     Counterparts.  This  Agreement  may  be  executed  in  two or more
              ------------
counterparts, each of which shall be an original, but all of which shall constitute but one agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     10.9  Rights  Cumulative.  All  rights,  powers  and  privileges  conferred
           ------------------
hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

     10.10 Severability of Provisions. The provisions of this Agreement shall be
           --------------------------
considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable and the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

     10.11 Headings. The headings set forth in the articles and sections of this
           --------
Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

                             [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused this Agreement to be executed and delivered on the date and year first above written.

                                                    DELIVERY NOW CORP.

                                                    By: /s/ Michael Conte
                                                        -------------------
                                                        Michael  Conte,
                                                        President

                                                    CANONLINE GLOBAL MEDIA, INC.

                                                    By: /s/Peter Hogendoorn
                                                        --------------------
                                                        Peter  Hogendoorn,
                                                        President

                                                    DLVN ACQUISITION, INC.

                                                    By: /s/ Michael Conte
                                                        -------------------
                                                        Michael  Conte,
                                                        President